EXHIBIT 11.1

                              PHOENIX TECHNOLOGIES LTD.
                          COMPUTATION OF EARNINGS PER SHARE
                              PRIMARY EARNINGS PER SHARE

                                                 Year ended september 30,
                                            1997          1996           1995
                                        -----------   -----------    -----------
Income from continuing operations       $15,655,000   $ 9,047,000    $ 8,815,000

Gain from discontinued operations            --         3,752,000         --
                                        -----------   -----------    -----------
Net income                              $15,655,000   $12,799,000    $ 8,815,000
                                        -----------   -----------    -----------
                                        -----------   -----------    -----------

Weighted average number of
  common shares outstanding              16,881,000    15,991,000     14,273,000

Weighted average number
  of common equivalent shares             1,142,000     1,465,000      1,490,000
                                        -----------   -----------    -----------

Weighted average number of common and
  common equivalent shares outstanding   18,023,000    17,456,000     15,763,000
                                        -----------   -----------    -----------
                                        -----------   -----------    -----------
Primary earnings per share:
Continuing operations                         $0.87        $0.52           $0.56
Discontinued operations                         --          0.21             --
                                              -----        -----           -----
Net income                                    $0.87        $0.73           $0.56
                                              -----        -----           -----
                                              -----        -----           -----

Fully diluted earnings per share are not materially different from reported primary earnings per share.

                                      37